UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 23, 2010

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On a July 23, 2010 conference call with financial analysts and investors, John F. Killian, Executive Vice President and Chief Financial Officer of Verizon Communications Inc. (Verizon), discussed Verizon’s second quarter 2010 results and its outlook for the remainder of 2010.

-Verizon’s earnings per share (EPS) in the first half of 2010 adjusted for the impact of non-operational and one-time items was $1.13. Assets related to the spin-off to Frontier Communications and the overlapping properties divested as a condition to the acquisition of Alltel Corporation accounted for approximately $0.12 of EPS in the first half of 2010 and Verizon estimates that adjusted EPS for the second half of 2010 will be approximately 5 to 10 percent higher than the adjusted base of $1.01, which excludes those properties. (Adjusted EPS is calculated based on adding back the EPS impact of non-operational and/or non-recurring items to reported EPS.)

-Verizon expects that Wireless revenue and retail postpaid ARPU growth on a year-over-year basis will continue in the second half of 2010. Verizon also expects that Wireless will continue strong EBITDA margin performance in the second half of 2010.

-Verizon expects that Wireline’s EBITDA margin for the properties remaining following the Frontier Communications transaction will improve in the second half of 2010 on a comparable basis from the first half of 2010 as a result of force reductions and other cost reduction initiatives.

-Verizon reiterates its full-year 2010 guidance that capital expenditures are expected to be in the range of $16.8 billion to $17.2 billion and expects that consolidated capital expenditures and capital expenditures for Wireline will be lower in 2011 than in 2010.

-Verizon continues to expect that Wireless will begin providing 4G Long-Term Evolution service in 25 to 30 markets by the end of 2010.

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

NOTE: This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of adverse conditions in the U.S. and international economies; the effects of competition in our markets; materially adverse changes in labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; the effect of material changes in available technology; any disruption of our suppliers’ provisioning of critical products or services; significant increases in benefit plan costs or lower investment returns on plan assets; the impact of natural or man-made disasters or existing or future litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; any changes in the regulatory environments in which we operate, including any loss of or inability to renew wireless licenses, and the final results of federal and state regulatory proceedings and judicial review of those results; the timing, scope and financial impact of our deployment of fiber-to-the-premises broadband technology; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; our ability to complete acquisitions and dispositions; our ability to successfully integrate Alltel Corporation into Verizon Wireless’ business and achieve anticipated benefits of the acquisition; and the inability to implement our business strategies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: July 27, 2010	/s/ Robert J. Barish
Robert J. Barish
Senior Vice President and Controller